[ARTICLE]5

                                                     Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement Nos. 33-13901, 33-73696, 33-73698 and 33-73700 on
Forms S-8 of Barr Laboratories, Inc. of our report dated September 17, 1993, except as to the first four sentences of the second paragraph of Note 5 which is as of August 22, 1995, relating to the consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedule for the year ended June 30, 1993, which report appears in the June 30, 1995 annual report on Form 10-K of Barr Laboratories, Inc.



                                           /s/ KPMG Peat Marwick LLP
                                           -------------------------
                                               KPMG Peat Marwick LLP

Short Hills, New Jersey
September 19, 1995